DOLLAR GENERAL CORPORATION
Nashville, Tennessee
Telephone (615) 783-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 1995

     The Annual Meeting of Stockholders of Dollar General
Corporation will be held in the auditorium of Dollar General
Corporation, 427 Beech Street, Scottsville, Kentucky, on June 5,
1995, at 11:00 a.m., local time, for the following purposes:


     1.   To elect nine (9) directors to serve until the next
Annual Meeting of Stockholders and until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to ratify, confirm and approve the Company's 1995 Employee Stock Incentive Plan;

     3. To consider and act upon a proposal to ratify, confirm and approve the Company's 1995 Outside Directors Stock Option Plan;

     4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year; and

     5. To transact such other business as properly may come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 14, 1995 are entitled to notice of and to vote at the Annual
Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                By order of the Board of
Directors




April 28, 1995       BOB CARPENTER,
                Chief Administrative Officer and
                Corporate Secretary

We urge you to attend the Annual Meeting. Whether you plan to attend, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke the proxy at any time before it is voted.

DOLLAR GENERAL CORPORATION
Nashville, Tennessee
Telephone (615) 783-2000

Proxy Statement for
Annual Meeting of Stockholders

 The enclosed proxy is solicited by the Board of Directors of Dollar General Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held in the corporate auditorium at Dollar General Corporation, 427 Beech Street, Scottsville, Kentucky, on June 5, 1995, at 11:00 a.m., local time, and any adjournment thereof. This proxy material was first mailed to stockholders on or about April 28, 1995.

 The purposes of the Annual Meeting are: to elect nine(9) directors; to approve the 1995 Employee Stock Incentive Plan; to approve the 1995 Outside Directors Stock Option Plan; to ratify the appointment of Coopers & Lybrand L.L.P. as the Company s independent accountants for the current fiscal year; and to transact such other business as may properly be brought before the Annual Meeting or and adjournment thereof. The Board of Directors recommends a vote FOR the election of the nominees as directors, FOR each of the stock plans and FOR the appointment of Coopers & Lybrand L.L.P.

 All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified thereon. Any stockholder giving a proxy is entitled to revoke it by giving the Secretary of the Company written notice of such revocation at any time before it has been voted.

 Only holders of the Company's common stock, $.50 par value per share (the "Common Stock"), and of Series A Convertible Junior Preferred Stock, no par value (the "Series A Preferred Stock"), of record at the close of business on April 14, 1995 are entitled to vote at the meeting. On such date, the Company had 67,365,900 outstanding shares of Common Stock, the holders of which are entitled to one vote for each share held and to cumulative voting in the election of directors. On such date, the Company had 1,715,742 (or an aggregate voting power equal to 10,723,387 shares of Common Stock) issued and outstanding shares of Series A Preferred Stock, the holders of which are entitled to 6.25 votes for each share of Series A Preferred Stock held and to cumulative voting in the election of directors. Pursuant to the Company's Restated Articles of Incorporation, each share of Series A Preferred Stock shall entitle the holder thereof to vote with the holders of Common Stock on all matters submitted to a vote of the holders of the Common Stock. The number of shares of Common Stock issued and outstanding, and the voting rights of the holders of the Series A Preferred Stock, reflect the five-for-four stock split declared by the Board of Directors February 6, 1995, paid March 6, 1995 to stockholders of record on February 23, 1995. All references to shares of Common Stock have been adjusted accordingly.

 The mailing address of the principal executive office of the Company is 104 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205. The Company also maintains a company operations office at 427 Beech Street, Scottsville, Kentucky 42164.
      2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The following table sets forth certain information furnished to the Company as of January 31, 1995 concerning persons who are the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Series A Preferred Stock.

                                         Amount and Nature of Beneficial              Percent of Class - Common
Name and Address of               Ownership-Common Stock/Series                Stock/Series A Preferred
Beneficial Owner                  A Preferred Stock()                                 Stock

Cal Turner, Jr.                    13,093,838/1,715,7429()                     19.5%/100.0%
104 Woodmont Blvd.,
Suite  500
Nashville, TN  37205

James Stephen Turner               11,468,970/1,643,037()                        17.1%/95.8%
138 Second Avenue,
Suite 500
Nashville, TN 37201

Turner Children Trust dated        10,085,887/1,613,742()                        15.0%/94.1%
January 21, 1980, Cal Turner,
Jr. and James Stephen Turner,
Co-Trustees
104 Woodmont Blvd., Suite 355
Nashville, TN  37205

SECURITY OWNERSHIP BY OFFICERS AND DIRECTORS
 The following table contains certain information (furnished by the individuals named) concerning each of the nominees, the executive officers named in the Summary Compensation Table and all executive officers and directors as a group.

                                                                            Shares of Stock Beneficially Owned on January
                                                                                    31, 1995
                                                             Director
Nominee/Executive                                                 or Off.  Series A(1)     Percent of     Common         Percent of
Officers                       Age  Principal Occupation          Since    Preferred       Class          Stock          Class(2)
James L.Clayton           61   Chairman and CEO,             1989                                            185,5313(3) *
                               Clayton  Homes, Inc.
James D. Cockman               62   Chairman and CEO, Ocean       1988                                              10,814(4) *
                               Fresh Express International,
                               Inc.
Reginald D. Dickson            49   Chairman New Age Bank Corp.   1993                                              11,716(5) *
                               and  President Emeritus,
                               Inroads, Inc.
John B. Holland           63   President and COO, Fruit of   1988                                             108,052(6) *
                               Fruit of the Loom, Inc.
Wallace N. Rasmussen      80   Retired Chairman of the       1990                                              17,768(7) *
                               Board, Beatrice Foods, Inc.
Cal Turner                79   Chairman Emeritus  of the     1955                                           1,433,557(8) 2.1
                               Company
Cal  Turner, Jr.               55   Chairman, President and       1966     1,715,742(9)    100.0%          13,093,839(10)19.5%(11)
                               Chief Executive Officer
David  M. Wilds           54   Principal, Nelson Capital     1991                                              45,947(12)*
                               Corp.
William S. Wire, II            63   Retired Chairman of Genesco,  1989                                              39,233(13)*
                               Inc.

(1)Reflects the Series A Preferred Stock issued August 22,1994.
(2)Unless otherwise noted in the following footnotes,  the persons for whom information is provided had sole voting and investment power over the shares of Common Stock or Series A Preferred Stock shown as beneficially owned.  Computations are based upon
67,186,39 shares of Common Stock and 1,715,742 shares of Series A Preferred Stock outstanding as of January 3,  1995.  * - denotes less than 1% of class.

(3) Includes options to acquire 56,021 shares of the Company's Common Stock which are currently exercisable or exercisable  within
60 days.
(4) Includes options to acquire 7,187 shares of the Company's Common  Stock which are currently exercisable or exercisable within 60 days.
(5) Includes options to acquire 7,560 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(6) Includes options to acquire 7,560 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(7) Includes options to acquire 7,187 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(8) Includes 1,433,527 shares for which Mr. Turner has sole voting and investment rights as trustee of trusts established for the benefit of his children.
(9) See Notes 1 and 2 on page 2.  Cal Turner, Jr.is the sone of Cal Turner.
(10)See Notes 1 and 2 on page 2.
(11)Percentage of  class reflects Common Stock beneficially owned, including full conversion of the Series  A Preferred Stock.
(12)Includes options to acquire 35,880 shares of the Company's Common Stock which are currently exercisable or exercisable within
60 days.
(13)Includes options to acquire 35,880 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.

SECURITY OWNERSHIP BY OFFICERS AND DIRECTORS (CONTINUED)
 The following table contains certain information (furnished by the individuals named) concerning each of the nominees, the executive officers named in the Summary Compensation Table and all executive officers and directors as a group.

                                                                            Shares of Stock Beneficially Owned on January
                                                                                    31, 1995
                                                             Director
Nominee/Executive                                                 or Off.  Series A(2)     Percent of     Common         Percent of
Officers                       Age  Principal Occupation          Since    Preferred       Class          Stock          Class(3)
Bob Carpenter                  47   Vice President and            1981                                            237,134(1)  *
                                    Chief Administrative
                                    Officer
Mike Ennis                     41   Vice President, Merchandising 1988                                            114,398(2)  *
                                    Operations
C. Kent Garner                 48   Vice President and Chief      1992                                       143,104(3)  *
                                    Financial Officer
Leigh Stelmach                 55   Executive Vice President,     1989                                       126,215(4)  *
                                    Operations

All directors and executive
officers as a group (20 persons)                                           1,715,742(5)    100.0%         16,804,765(6)  25.0%

(1) Includes options to acquire 88,652 shares of the Company's Common Stock which are currently exercisable or exercisable within
60 days.  Also includes 116,821 shares for which Mr. Carpenter has shared voting and investment rights as a Co-Trustee of the
Calister Turner, III 1994 Generation Skipping Trust.
(2) Includes options to acquire 31,640 shares of the Company's Common Stock which are currently exercisable or exercisable within 60 days.
(3) Includes options to acquire 124,292 shares of the Company's Common Stock which are currently exercisable or exercisable within
60 days.
(4) Includes options to acquire 43,358 shares of the Company's Common Stock which  are currently exercisable or exercisable within
60 days.
(5) See Notes 1 and 2 on  page 2.
(6)  Includes 826,482 shares of  the Company's Common Stock subject to option exercise  which are currently exercisable or exercisable within 60 days and full conversion of the Series A Preferred Stock deemed to be beneficially held by Cal Turner, Jr.

<PAGE

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

 Directors are elected each year to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The Company's bylaws provide for a minimum of three and a maximum of fifteen directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of nine members, and at its March 1995 meeting the Board of Directors nominated those same nine individuals to stand for election at the 1995 Annual Meeting of Stockholders.

 In the election of directors, pursuant to the Kentucky
Business Corporation Act, each stockholder shall have the right to cast as many votes in the aggregate as he shall hold shares of Common Stock (or Series A Preferred Stock as adjusted for its voting rights) multiplied by the number of directors to be elected; and each stockholder may cast the whole number of votes for any one nominee or distribute such votes among two or more nominees.
Unless contrary instructions are received, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxies will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

 The following sets forth certain information concerning each of the nominees:

 James L. Clayton has served for more than the past five years as Chief Executive Officer of Clayton Homes, Inc. Clayton Homes, Inc. produces, sells and finances manufactured homes. Mr. Clayton served as President of Clayton Homes, Inc. from 1956 through 1993. Mr. Clayton has served as Chairman of First Heritage Bank since 1992, is a director of ROC Communities, Inc., a manufactured homes company and Goody's Family Clothing, Inc.

 James D. Cockman, Chairman and Chief Executive Officer of
Ocean Fresh Express International, Inc., has served as an executive of the following divisions of Sara Lee Corporation: Chairman, Food Service (1989 to September, 1992); Chairman, President and Chief Executive Officer, PYA/Monarch, Inc. (1985 to 1989). Mr. Cockman is also a member of the boards of directors of Clayton Homes, Inc. and Ryan's Family Steak House, a family restaurant chain.

 Reginald D. Dickson is Chairman of the New Age Bank Corp. and President Emeritus of Inroads, Inc., a non-profit organization supporting minority education. Mr. Dickson served as President and Chief Executive Officer of Inroads, Inc. from 1983 to 1993. He also serves as a director of First American Corporation, Nashville, Tennessee.

 John B. Holland has served since 1992 as President and Chief Operating Officer of Fruit of the Loom, Inc., a manufacturer of underwear and other soft goods. Mr. Holland has served since 1975 as Chairman and Chief Executive Officer of Union Underwear Co., Inc., a subsidiary of Fruit of the Loom, Inc. Mr. Holland is a member of the board of directors of National City Bank Kentucky, a bank holding company, and Fruit of the Loom, Inc.

 Wallace N. Rasmussen served as Chairman of the Board and Chief Executive Officer of Beatrice Foods, Inc. until his retirement in June, 1979, at which time he became a consultant to that corporation. He serves as a member of the board of directors of Shoney's, Inc., a family restaurant chain, and NationsBank - Tennessee, N.A.

 Cal Turner, founder of the Company, served as Chairman of the Board from 1955 until December, 1988. He is currently a consultant to the Company. See "Transactions with Management and Others."

 Cal Turner, Jr. joined the Company in 1965 and was elected President and Chief Executive Officer in 1977. Mr. Turner has served as Chairman of the Board since January, 1989. Mr. Turner is a member of the board of directors of First American Corporation, Nashville, Tennessee, Thomas Nelson, Inc., a publishing company, and Shoney's Inc.

 David M. Wilds is a principal of Nelson Capital Corp.  From
1990 to 1995, Mr. Wilds served as Chairman of the Board of Cumberland Health Systems, Inc., an owner and operator of psychiatric hospitals. From 1969 until 1990, Mr. Wilds was a partner with J. C. Bradford & Co., an investment banking company.
Mr. Wilds is also a director of LDDS Communications, Inc.

 William S. Wire, II served from 1986 until January 31, 1994 as Chairman of the Board of Genesco, Inc., a manufacturer, wholesaler and retailer of footwear and clothing. Mr. Wire served as Chief Executive Officer of Genesco, Inc. from April, 1986 to January 31, 1993. Mr. Wire serves as a director of First American Corporation, Nashville, Tennessee and Genesco, Inc.

 COMMITTEES OF THE BOARD.  The Company has a Corporate
Governance and Compensation Committee ("CGC Committee") and an Audit Committee. The current members of the CGC Committee are Messrs. Wire (Chairman), Wilds and Rasmussen. The CGC Committee reviews and recommends policies and practices for the Corporation's corporate governance profile. The CGC Committee sets the total compensation of, and reports to the Board of Directors initial and proposed salary changes paid to all executive officers and any employee whose annual compensation exceeds that of the lowest paid executive officer. The CGC Committee reviews the compensation policies of the Company and compensation programs in which officers may participate. In addition, the CGC Committee develops general criteria concerning the qualifications and selection of Board members and officers, and recommends candidates for such positions to the Board of Directors. The CGC Committee will consider persons recommended by stockholders as potential nominees for directors, if the names of such persons are submitted in writing to the Chairman of the CGC Committee or the Secretary of the Company. These recommendations must be accompanied by a full statement of qualifications and an indication of the person's willingness to serve.

 The CGC Committee also administers the Company's stock option plans, excluding the 1988 Outside Directors' Plan and the 1993 Outside Directors' Plan which are administered by Cal Turner and Cal Turner, Jr. At least annually, the CGC Committee specifically reviews the standards of performance of the President and Chief Executive Officer ("CEO") for compensation purposes. (See "Report of the Corporate Governance and Compensation Committee of the Board of Directors on Executive Compensation.") The CGC Committee met four times during fiscal 1995.

 The Audit Committee is composed of Messrs. Holland (Chairman), Cockman, Clayton and Dickson. The functions of the Audit Committee include providing advice and assistance regarding accounting, auditing, corporate compliance and financial reporting practices of the Company. Each year it will recommend to the Board a firm of independent certified public accountants to serve as auditors. The Audit Committee will review with the auditors the scope and results of their annual audit, fees in connection with their audit and nonaudit services, and the independence of the Company's auditors. The Audit Committee met three times during fiscal 1995.

 During fiscal 1995, the Board of Directors held five meetings.
All directors attended more than 75% of the aggregate number of meetings of the Board and committees on which they serve.

 COMPENSATION OF DIRECTORS. Directors receive a $5,000 quarterly retainer, an additional $1,250 for attending each regular meeting of the Board, and an additional $1,250 for members attending each committee meeting. Committee Chairmen receive an additional $250 per Committee meeting. Compensation for telephonic meetings is one-half the above rates. Board members who are officers of the Company do not receive any separate compensation for attending Board or committee meetings. In addition, the directors who are not employees of the Company are entitled to receive stock options pursuant to the terms of the Company's 1993 Outside Directors Stock Option Plan. Subject to stockholder approval, the non-employee directors shall be entitled to receive stock option grants pursuant to the 1995 Outside Directors Stock Option Plan. Each non-employee director is entitled to the nondiscretionary grants set forth therein. See Proposal No. 3 and Exhibit B attached hereto.

 DEFERRED COMPENSATION PLAN FOR DIRECTORS. In December 1993, the Board of Directors unanimously approved a voluntary, nonqualified compensation plan for Director compensation. All outside Directors are eligible to participate in the plan. Under the plan, each Director may voluntarily defer receipt of all or a part of any fees normally paid by the Company to the Director. The fees eligible for deferral are defined as retainer, Board meeting fees and committee meeting fees. The compensation deferred is credited to a liability account which is increased quarterly at a minimum rate of 6% per year. The benefits will be paid, upon termination from the Board, as deferred compensation to the Director as follows: (a)upon attaining age 65 or any age thereafter as a lump sum of the accumulated account; (b) in the event of total disability, as a lump sum of the accumulated account; (c) in the event of death, as a lump sum of the accumulated account; or (d) in the event of voluntary termination, as a lump sum of the accumulated account.

REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

 The three-member Corporate Governance and Compensation
Committee of the Board of Directors ("Committee") prepared the following executive compensation report.

 A.   COMPENSATION PHILOSOPHY

 The Company has adopted the concept of pay-for-performance linking management compensation, Company performance and stockholder return. This strategy reflects the Company's desire to pay for results that are consistent with the key goals of the Company and the stockholders. The Committee and the Company believe that combining variable, direct and indirect pay components of its compensation program enables the Company to attract, retain and motivate results-oriented employees to achieve higher levels of performance.

      1.   VARIABLE COMPENSATION PHILOSOPHY

 At nearly all levels of the Company, a significant portion of pay is variable, being contingent upon Company (or store) performance. The performance-based component, whether annual incentive or long-term incentive, is significant enough to serve as a strong incentive. Additionally, performance-based compensation through the granting of stock options to employees serves to increase employee ownership of the Company.

      2.   DIRECT COMPENSATION PHILOSOPHY

 Though performance-based compensation is to be emphasized, base pay is competitive. The Company believes base pay should relate to the skills required to perform a job and to the value of each job performed relative to the market, industry, and strategic importance to the Company. This method of valuation allows the Company to respond to changes in its needs and changes in the labor market. Increases in base pay require a satisfactory or better level of performance as determined by the Committee.

 3.   INDIRECT COMPENSATION PHILOSOPHY

 The Company's indirect-compensation programs protect its employees from extreme financial hardship in the event of a catastrophic illness or injury and provide limited income security for retirement years. Health, life and disability benefit programs should provide competitive levels of protection without jeopardizing the Company's position as a low-cost retailer. The Company manages health care costs aggressively and enlists employee assistance in cost management. Employees have various opportunities to share in health care cost- reductions and are encouraged to adopt healthy lifestyles.

 The Company's retirement benefit plans should provide limited income security at retirement for the typical employee. The Employee Stock Ownership Plan reflects the Company's commitment to widespread stock ownership of the Company by employees at all levels of employment. Employees are also invited to share in ownership of the Company through participation in the Dollar General Stock Purchase Plan.

 B.   EXECUTIVE OFFICER COMPENSATION

 Under the supervision of the Committee, the Company has developed compensation polices and programs designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. The Company is committed to creating an incentive for its employees to contribute to the overall results of the Company thereby encouraging a team approach toward accomplishment of corporate objectives and creating value for stockholders.

 The executive officers' compensation for fiscal 1995 reflected the Company's increasing emphasis on tying pay to both short-term and long-term incentives. The short-term incentive is an annual cash bonus based on a percentage of the executive officer's salary. The long-term incentives are performance-based stock options. Incentive pay awarded to the CEO and the other officers named in the Summary Compensation Table in fiscal 1995 (or the "Named Executive Officers") was controlled by Company performance goals which are established annually. While the Committee's approach to base compensation is to offer competitive (although slightly lower-than-average) salaries to the CEO and the other Named Executive Officers in comparison with market practices, base salaries have become a relatively smaller element in the total executive officer compensation package as the Company's pay-for-performance component plays a more significant role. The fiscal 1995 average base salaries for the Named Executive Officers (not including the CEO) increased 12%. The increase in base salaries in fiscal 1995 was determined based upon recommendations made by the human resources department to the Committee, a review of peer group comparison data (using the peer group compensation survey published by Management Compensation Services) and the subjective analysis of the Committee after evaluating the recommendations, peer group data, the Company's overall performance and the respective individual performance criteria of the Named Executive Officers.

      1.   ANNUAL CASH BONUSES

 The Company's annual cash bonuses paid to the executive officers make up the short-term incentive component of their fiscal 1995 cash compensation. The payment of annual cash bonuses is based on both objective and subjective criteria.

 Objective criteria include actual earnings per share results versus target earnings per share results as established by the Committee at the end of the prior fiscal year. The Company uses earnings per share improvement for determining target goals for the executive officer's variable pay for primarily two reasons: First, it is a defined measure of total Company performance and second, it can be easily identified and reviewed by stockholders.

 Under the cash bonus incentive program effective for cash bonuses paid in fiscal 1995, there were two earnings per share goals established by the Committee, both of which exceeded the prior year's performance. If the Company reached the first established or "target" goal, which was considered by the Committee to be challenging, then 50% of the total possible payout was awarded. If the Company reached the second or "stretch" goal, which was considered by the Committee to be extremely challenging, then the total possible payout was awarded.

 In fiscal 1995, the Committee approved an enhancement to the existing program, which will be applicable for fiscal 1996, that establishes an additional earnings-per-share goal between the target goal and stretch goal and enhances the cash bonuses available for participants. Under the enhanced program, if the target goal is met, the executive officer will receive 25% of salary as a cash bonus. If the mid-level goal is met, the executive officer will receive 50% of fiscal 1996 salary as a cash bonus and, if the stretch goal is met, the executive officer will receive 75% of fiscal 1996 salary as a cash bonus. The enhanced program for the CEO differs. If the Company meets or exceeds its stretch earnings-per-share goal, the CEO's cash bonus will be equal to 100% of his salary.

 Subjective performance criteria include the results of each executive officer's performance review pursuant to the Company's Performance Development Process ("PDP"). The Company's PDP is a comprehensive program that focuses on total performance improvement by concentrating on "Key Development Areas" ("KDA") and "Key Result Areas" ("KRA"). KDAs emphasize skill enhancement, leadership development, and career goal aspirations of employees. KRAs focus on the key results required to actively pursue the Company's mission. KDAs and KRAs are set annually for each management employee by the employee's supervisor, and the payment of an annual bonus is dependent upon each executive officer achieving his individual goals. That is, Company performance is not the sole criterion by which an executive officer's annual cash bonus payout is determined. Two factors determine whether an executive officer would receive an annual cash bonus: (1) the Company must achieve an established earnings-per-share improvement goal; AND (2) the individual must achieve a satisfactory performance evaluation based upon the above-described PDP factors. Therefore, full weight is given to each of these factors. For each executive officer, both Company and individual goals for fiscal 1995 were met or exceeded.

 Because the Company exceeded its stretch earnings-per-share improvement goals for fiscal 1995, and because each executive officer achieved his previously-established subjective performance goals, the maximum cash bonus award was paid. This cash bonus component represents 30% of the total cash compensation paid to each executive officer.

 2.   EMPLOYEE STOCK INCENTIVE PLAN

 The Company's 1989 Employee  Stock Incentive Plan  ("1989
Plan") and 1993 Employee Stock Incentive Plan ("1993 Plan") award non-qualified performance-based stock options to the executive officers, department directors and other personnel considered to be in key positions, as approved by the Compensation Committee.

 In fiscal 1994, the Committee granted performance-based stock options under its "Stock Incentive" program with three annual vesting schedules (fiscal 1995, fiscal 1996 and fiscal 1997) based on corporate performance goals (as measured by earnings-per-share improvement) and individual performance goals (as measured by a comprehensive review process, the "PDP"). To further encourage outstanding performance, the Committee adopted a compensation program that ties stock option awards to target and stretch earnings-per-share goals. If the Committee-established target earnings per share goal is met and the individual performance goals are met, 67% of the total possible stock option benefit (based on stock options with a fair market value of approximately three times salary) will be earned. If the Committee-established stretch earnings-per-share goal is met and the individual performance goals are met, 100% of the total possible stock option benefit (based on stock options with a fair market value of approximately four and one-half times salary) will be earned. Except for certain stock options granted to Mr. Garner, all stock options granted in fiscal years 1993, 1994 and 1995 to the officers identified in the summary compensation table were granted at market price.

 In fiscal 1993, the Company hired Mr. Garner to take the position of Chief Financial Officer. His initial salary was deemed to be below-market for such a position; however, he was awarded stock options at an exercise price below the then current market price (as provided for in the 1989 and 1993 Plan). The value of the below-market portion of the options granted to Mr. Garner is presented in the summary compensation table in the "Other Annual Compensation" column.

 In fiscal 1995, the Committee approved an enhancement to the existing stock option program that establishes incremental earnings-per-share goals between the target goal and stretch goal. Under the enhanced program, if the target goal is exceeded but the stretch goal is not met, then a payout greater than 50% of the total possible payout but less than 100% of the total possible payout is awarded. The percentage payout above 50% of the total possible payout increases commensurately with the rate at which the target goal is exceeded up to the total possible payout that is tied to the Committee-established stretch goal.

 In determining the number of the shares subject to stock options granted to the employees eligible to participate in the Plan, the Committee takes into account the respective scope of accountability, the strategic and operational responsibilities of such employees, as well as the salary levels of such employees.

 Compensation data from the Management Compensation Services compensation survey reveals that annual stock grants (calculated as grant price times the number of shares granted) are typically expressed as a multiple of salary. For the CEO, annual grant amounts fall within a range of one to three times the CEO's annual salary, and executive officer's grant amounts fall within a range of one-half to one and one-half times the executive officer's salary. Because the Committee has decided to place greater emphasis on the performance-based component of compensation, it pays lower-than-average salaries for the CEO and executive officers but sets incentive compensation multiples at or above the high end of the peer group survey ranges for these positions. Specifically, the Committee has established an incentive compensation multiple of approximately three to four and one-half times salary for determining annual stock option grants for the CEO and the other executive officers. These options are valued by multiplying the option exercise price (fair market value at the time of grant) by the number of shares granted.

 In addition, in fiscal 1995 the Committee established a stock-option program called the "Stock Plus" program. This program, which is composed of option grants under the 1989 Plan and the 1993 Plan, awards additional stock options to executive officers who maintain a level of Company-stock ownership (determined by the fair market value as set by the New York Stock Exchange trading price at the close of business on April 1) equal to at least two and one-half times their salary. The CEO is required to maintain ownership of four times his salary to be eligible to participate in this program. Each executive officer earns additional options for the purchase of Common Stock equal to 25% of the annual number of options for the purchase of Common Stock earned by the executive officer through the Stock Incentive program if he maintains his required ownership level from May 1 to April 30 of the vesting year. Because the stock options available under the Stock Plus program are based on the number of Stock Incentive program options that vest in a given year, if the Company fails to meet any of its earnings-per-share goals or the executive officer fails to meet his individual performance goals, the Stock Plus stock options will not be awarded even if the executive officer has maintained his required level of Company-stock ownership. That is, the Stock Plus program rewards the CEO and the Named Executive Officers with a premium of 25% of the number of options for the purchase of Common Stock shares that vest under the provisions of the Stock Incentive program if he maintains the required level of Company stock.

 Because (1) the Company exceeded its stretch earnings-per-share improvement goals for fiscal 1995, (2) each named executive officer achieved his previously-established subjective performance goals and (3) each Named Executive Officer met the ownership requirements to be eligible for the Stock Plus program grants, the maximum number of options which could vest in fiscal 1995 became fully vested. These grants do not provide for the power to accelerate vesting by the Committee based upon the achievement of only one of the two vesting criteria--each must be met or the options designated for that year are canceled.

 C.   CHIEF EXECUTIVE OFFICER COMPENSATION

 As with the other executive officers, the CEO's compensation reflects the Company's increasing emphasis on tying compensation to both short-term and long-term performance goals. When determining the CEO's salary, the Committee considers the CEO's prior year performance and expected future contributions to the Company as well as peer-industry survey results published annually. As compared to the industry comparison group, the CEO's salary was 6% less than the group median. The 19% increase in the CEO's salary in 1995 was a result of the Committee's decision to reward him for his leadership and the Company's outstanding performance as measured by, but not limited to, such factors as earnings-per-share improvement, sales and profit increases and expense reduction. The CEO's salary increase is also a result of the Committee's effort to bring his salary closer to the industry average which, prior to the increase, was 22% below the comparison year peer-industry average.

 The Committee, believing that the CEO should have some compensation at risk in order to encourage performance that maximizes stockholder return, has created a significant opportunity for additional compensation through performance-based incentives. The performance-based compensation for which the CEO is eligible takes the form of both short-term and long-term incentives. Like the other executive officers, the CEO is eligible for a cash bonus-
- -the short-term incentive--based on the attainment of individual goals and earnings-per-share improvement goals. In fiscal 1995, this incentive linked 30% of the CEO's total cash compensation to performance. Also like the other executive officers, the CEO is eligible for non-qualified performance-based stock options--the long-term incentive--awarded upon the attainment of Committee-established earnings-per-share improvement goals, individual performance goals and, for "Stock Plus" program eligibility, certain ownership level requirements.

 The Committee believes that in order to maximize the CEO's performance, a substantial portion of the CEO's compensation should be tied directly to overall Company performance. Consistent with this philosophy, the Committee has established a slightly lower-than-average salary for the CEO (as compared to CEOs of the peer-group compensation survey participants) while emphasizing the pay-for-performance components of the CEO's total compensation package. When considering the CEO's pay-for-performance component of his compensation package, the Committee took into consideration prior pay-for-performance awards. The Committee determined that based on the CEO's individual performance and the performance of the Company, it was important to continue its incentive compensation program in a manner that is competitive in the industry and that continues to motivate and reward outstanding performance. In fact, in fiscal 1995, upon reviewing the CEO's fiscal 1994 performance, and the CEO's compensation package including past stock option grants, the Committee decided to grant him additional stock options under the Stock Incentive program as a reward for past outstanding performance and as an incentive for future outstanding performance. Like all Stock Incentive program grants, vesting is contingent upon both the Company's achievement of earnings-per-share goals and the CEO's achievement of individual performance goals. This additional grant is set forth in the stock option grant table in the "number of options granted" column.

 The CEO's short-term incentive compensation program effective for performance of fiscal 1994 and paid in fiscal 1995 rewarded the CEO with a cash bonus of 50% of his annual salary. To be eligible for this cash bonus award, the CEO was required to achieve personal performance goals established by the Committee, and the Company had to meet its stretch earnings-per-share goal.

 The CEO's long-term incentive compensation program effective for fiscal 1995 rewards the CEO with stock option grants up to approximately three to four and one-half times his annual salary. If the Committee-established "target" earnings-per-share goals are met and the CEO meets his individual performance goals, he will earn 67% of the total possible payout (based on three times his annual salary). If both individual and "stretch" earnings per share goals are met, then the CEO will earn 100% of the total possible stock option benefit (based on four and one-half times his annual salary).

 In fiscal 1995, the Committee enhanced both its short-term incentive program (cash bonus) and long-term incentive program (stock option grants). Under the Company's enhanced cash bonus program, the Committee added a "mid-level" earnings-per-share goal between the target goal and stretch goal and increased the CEO's total possible cash-bonus incentive to 100% of his salary. To be eligible for this cash bonus award, the CEO must achieve personal performance goals established by the Committee, and the Company must meet at least one of its earnings-per-share goals. If the CEO meets his individual performance goals and the Company meets its Committee-established "target" goal, the CEO will receive a cash bonus equal to 25% of his annual salary. If the CEO's individual goals and the Committee-established "mid-level" earnings-per-share goal is met, then the CEO will receive a cash bonus equal to 50% of his annual salary. If the CEO's individual goals are met and the Committee-established "stretch" earnings-per-share goal is met, then the CEO will receive a cash bonus equal to 100% of his annual salary.

 The Committee's enhancement to the existing Stock Incentive program establishes incremental earnings-per-share goals between the target earnings-per-share goal and stretch earnings-per-share goal. Under the enhanced program, if the target goal is exceeded but the stretch goal is not met, then a payout greater than 50% of the total possible payout but less than 100% of the total possible payout is awarded. The percentage payout above 50% of the total possible payout increases commensurately with the rate at which the target goal is exceeded up to the total possible payout that is tied to the Committee-established stretch goal.

 The CEO is also eligible to participate in the Company's Stock Plus program. This program, which is composed of option grants under the 1989 Plan and the 1993 Plan, rewards the CEO with additional stock options if he maintains a level of Company-stock ownership equal to at least four times his salary. The CEO earns additional options for the purchase of Common Stock equal to 25% of the maximum number of options for the purchase of Common Stock that he earns through the Stock Incentive program if he maintains his required ownership level from May 1 to April 30 of the vesting year. Because the stock options available under the Stock Plus program are based on the number of Stock Incentive program options that vest in a given year, if the Company fails to meet any of its earnings per share goals or the executive officer fails to meet his individual performance goals, the Stock Plus stock options will not be rewarded even if the executive officer has maintained his required level of Company-stock ownership. That is, the Stock Plus program rewards the CEO with a premium of 25% of the shares that vest under the provisions of the Stock Incentive program if he maintains the required level of Company stock.

 For fiscal 1995, the Company exceeded its established performance goals with a 26.6% increase in total store sales, a 13.5% increase in same-store sales and a 47.9% increase in earnings per share. Because the Company exceeded the Committee-established "stretch" earnings-per-share improvement goals, the CEO achieved previously-established subjective performance goals, and the CEO met the share ownership requirement, he received the maximum amount of the available variable component.

 D.   DEDUCTIBILITY

 The Committee continues to analyze the potential impact of the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA"). Under the regulations proposed by the Department of the Treasury, particularly the transition rules, compensation pursuant to the Company's stock plans should qualify as "performance-based" and, therefore, excluded from the $1,000,000 limit. The Board has proposed certain per-participant limitations on grants pursuant to the proposed 1995 Employee Stock Incentive Plan (see Proposal No. 2) so that awards of stock options should be considered "performance based" following expiration of the transition rules.

 Other forms of compensation provided by the Company to its executives, however, are not excluded from such limit. Because the Company does not believe it is in any immediate danger of losing any deductions, no definitive determinations have been made by the Committee as to whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.


William S. Wire, II - Committee Chairman
Wallace N. Rasmussen
David M. Wilds

COMMON STOCK PERFORMANCE

 As a part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires the Company to prepare a performance graph that compares its cumulative total shareholders' return during the previous five years with a performance indicator of the overall stock market and the Company's peer group. For the overall stock market performance indicator, the Company has chosen to use the S&P Midcap 400 index. For the peer group, the Company has chosen to use the publicly-held participants of the compensation survey published by Management Compensation Services used by the Committee when reviewing and establishing the Company's executive compensation policies.

                1/90   1/91    1/92   1/93   1/94   1/95
Dollar General       100    122     308    467    715    1066
Corporation

Peer Group (see 100    112     193    244    231    198
Note 1)

S & P Midcap 400     100    108     158    176    203    193

EXECUTIVE COMPENSATION

 The following table provides information as to annual, long-term or other compensation during fiscal 1995, 1994 and 1993 for the Company's Chief Executive Officer and the persons who, at the end of fiscal 1995, were the other four most highly-compensated executive officers of the Company (collectively the "Named Executive Officers").  The Company awarded no SARs in fiscal 1995, and no
Named Executive Officer holds any SARs.  (Please see table notes on following page.

                                  Annual Compensation           Long-Term Compensation
                                                                 Awards            Payouts
                                                               Re-
                                                   Other       stricted     Sec.                All
                                                   Annual      Stock        Under-              Other
Name and Principal        Fiscal    Salary    Bonus     Comp.       Awards       lying     LTIP      Comp.
Position                  Year      ($)       ($)       ($)         ($)          Options   Pay       ($)
Cal Turner, Jr.,          1995      474,220   200,000    10,034                  312,741             59,420
Chairman, President       1994      400,000   177,500    10,599                  357,420             92,509
and Chief Executive       1993      355,000   177,500    12,133                      -0-             86,838
Officer

Bob Carpenter, Chief      1995      147,083    70,000     8,773                   41,317              6,000

Administrative Officer,        1994      140,000    62,500     8,625             165,466             14,903
Corporate Secretary and        1993      125,000    62,500     6,677                      -0-             11,650
Chief Counsel

Mike Ennis, Vice          1995      139,379    62,500     2,636                   30,153              6,000
President                 1994      125,000    44,800     2,636                  120,623             15,148
Merchandising             1993      112,000    44,800     1,146                      -0-              9,830
Operations

C. Kent Garner,      1995      166,720    80,000   830,942                   41,317              6,000

Chief Financial      1994      155,274       -0-   294,834                  165,466              1,179
Officer                   1993        9,952       -0-     1,027                  170,897                -0-

Leigh Stelmach,      1995      212,832    87,500     8,851                   41,317              6,000
Executive Vice            1994      175,000    75,000     8,851                  165,466              8,254
President Operations      1993      150,000    75,000     3,858                      -0-              8,010

NOTES TO SUMMARY COMPENSATION TABLE:

OTHER ANNUAL COMPENSATION - The amounts reported in this column reflect gross-ups for tax reimbursements. The 1995 amount reported for Mr. Garner includes $825,315 representing the above-market value of stock options paid or payable to him during this period (see Corporate Governance and Executive Compensation Committee Report for a discussion of Mr. Garner's stock option grants) and a $5,727 gross-up for tax reimbursement. The 1994 amount reported for Mr. Garner includes $228,825 representing the above-market value of stock options paid or payable to him during this period (see Corporate Governance and Executive Compensation Committee Report for a discussion of Mr. Garner's stock option grants), a $5,727 gross-up for tax reimbursement, the forgiveness of a $56,600 relocation loan, and $3,782 in other perquisites. The 1993 amount reported for Mr. Garner reflects the forgiveness of a $1,027 moving-expenses loan.

SECURITIES UNDERLYING OPTIONS - The Stock Incentive Program options granted in fiscal 1994 and 1995 are to vest in three increments upon the attainment of individual and Company performance (earnings-per-share improvement) goals established for fiscal years 1995, 1996 and 1997. The Stock Plus program options granted in fiscal 1995 are to vest in fiscal 1996 upon the holder s maintaining the required stock ownership level, the holder s attaining individual perform fully vested.

RESTRICTED STOCK AWARDS - The Company granted no restricted stock awards in fiscal 1995, fiscal 1994 or fiscal 1993. No executive officer holds any restricted stock awards.

LTIP PAYOUTS - None paid.

ALL OTHER COMPENSATION - Includes $5,250 contributed to each executive officer's retirement account in fiscal 1995, $8,254 contributed to each executive officer's retirement account in fiscal 1994 and $8,010 contributed to each executive officer's retirement account in fiscal 1993 (with the exception of Mr. Garner who was ineligible because of length of service to receive a contribution in fiscal 1994 or fiscal 1993). Includes the Company's contribution to each executive officer's Employee Stock Ownership Plan (ESOP) account for the following fiscal years: Mr.
Turner:  1995 - $750, 1994 - $8,965, 1993 - $3,836; Mr. Carpenter:
1995 - $750, 1994 - $6,649, 1993 - $3,640; Mr. Ennis:  1995 - $750,
1994 - $6,894, 1993 - $1,820; Mr. Garner: 1995 - $750, 1994 -
$1,179, 1993 - $-0-; Mr. Stelmach: 1995 - $750, 1994 - $6,867, 1993
- - $3,897. Includes for Mr. Turner the following amounts paid as premiums on a split-dollar life insurance policy: 1995 - $53,420, 1994 - $75,290 and 1993, $75,290.

OPTIONS GRANTED IN LAST FISCAL YEAR

 The following table provides information as to options granted to the Named Executive Officers during fiscal 1995. The Company granted no SARs in fiscal 1995.

                & of                                                   Potential
                Total                                                  Realizable Value
           No.of     Options                                                at Assumed
           Securities     Granted to          Exercise                           Rates of Stock
           Underlying     Employees           or                                 Price Appreciation
           Options   in Fiscal           Base Price     Expiration          for Option Term(1)
Name            Granted(#)(2)  Year 1995           ($/Sh)         Date                5%($)          10%($)
                                                                                           <
Cal             312,741                  40.24%              $19.28         4/11/04             $3,792,012     $9,609,704
 Turner, Jr.
Bob              41,317                   2.67%              $19.04         3/21/04             $  494,736     $1,253,758
 Carpenter
Mike             30,153                   1.95%              $19.04         3/21/04             $  361,057     $  914,988
 Ennis
C. Kent          41,317                   2.67%              $19.04         3/21/04             $  494,736     $1,253,758
 Garner
Leigh            41,317                   2.67%              $19.04         3/21/04             $  494,736     $1,253,758

(1) Based on actual option term and annual compounding.
(2) Grants for exercutive officers and stock grants based on personal performance goals, corporate performance goals, and personal ownership. In addition, Cal Turner, Jr. received additional performance-based stock options.  Of the 312,741 shares granted,,7
178,709, although tied to performance are not tied to personal ownership.    See Corporate  Governance
and Compensation Committee  report  for discussion of these grants.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND AND YEAR-END OPTION VALUES

     The following table provides information as to options exercised or held by the Named Executive Officers during fiscal 1995.

                                                       Number of Unexercised         Value of Unexercised
                         Shares                        Options at                    In-the-Money Options at
                         Acquired on    Value          Fiscal Year-End(#)            Fiscal Year-End($)
Name                     Exercise(#)    Realized($)*   Exercis.       Unexercis.     Exercis.       Unexercis.*
Cal Turner, Jr.          353,061        $6,978,355        -0-         670,161               -0-     $3,793,829

Bob Carpenter            135,333        $2,470,254     45,293         206,783          $911,852     $1,396,840

Mike Ennis               82,022         $1,433,743        -0-         150,776               -0-     $1,018,409

C. Kent Garner           89,963         $1,099,080     80,934         206,783        $1,202,938     $1,396,840

Leigh Stelmach           164,043        $2,782,480        -0-         206,783               -0-     $1,396,840

*Market value of underlying securities at exercise or year-end, minus the exercise price.

EMPLOYEE RETIREMENT PLAN

     The Company has a non-contributory defined contribution plan which covers substantially all employees, including the Named Executive Officers. The plan provides retirement, disability, termination and death benefits. Each year, as of December 31, the Company contributes for the benefit of each eligible participating employee 3-1/2% of calendar year gross wages to such participant's retirement account under the plan. At least once each year, each participating employee's retirement account is adjusted to reflect investment gains or losses.

     A participating employee will be paid the full value of his account if the employee retires at the normal retirement age of 65, dies while an active member of the plan, or becomes totally and permanently disabled. If a participating employee leaves the Company for reasons other than retirement, death or disability, the employee will be entitled to the full value of his vested pension account. The employee's right to all or part of the value of his retirement account will depend on his years of service with the Company as provided in the following chart:

Years of Credited              Non-forfeitable
          Service              Percentage
      Less than 4               0%
                4              40%
        5 or more              00%

     As of January 31, 1995, Messrs. Cal Turner, Jr., Bob Carpenter, Mike Ennis, C. Kent Garner and Leigh Stelmach had 29, 14, 7, 2 and 5 years of credited service, respectively. The estimated present value of benefits under the plan as of January 31, 1995 was $222,250 for Cal Turner, Jr., $77,939 for Bob
Carpenter, $42,713 for Mike Ennis, $13,399 for C. Kent Garner and $35,762 for Leigh Stelmach. Upon retirement, each participant has the option of taking a lump sum or an average annual payment over a ten-year period.

OTHER EXECUTIVE BENEFIT PLANS

     Since 1988, the Company has provided the Master Retirement Plan for Select Key Employees a salary continuation plan (the "Select Retirement Plan"), for eligible employees which will continue to operate in fiscal 1996. The Select Retirement Plan generally provides for an annual retirement benefit of 100% of the employee's salary on the date of entry into the plan with adjustments based on certain subsequent salary increases. The retirement benefit for each eligible participant, which cannot exceed an amount greater than the cash value of the life insurance policy for such participant, is payable over 10 years commencing at age 65. The Select Retirement Plan also provides that in the event an employee dies while in the employ of the Company after entering the Select Retirement Plan but before retirement, his beneficiaries will receive 50% of such employee's salary annually, for a period of 10 years. The Named Executive Officers are eligible to participate in the Select Retirement Plan, which is funded by life insurance purchased by the Company and payable to the Company on the life of the employee. Participants in the Select Retirement Plan are vested only upon reaching retirement age or, if retirement occurs prior to age 65, the Compensation Committee may decide in its sole discretion whether to pay benefits under the plan equal to a value no greater than the cash value of the life insurance policy for such person. Directors of the Company who are not also executive officers or employees do not participate in the Select Retirement Plan. If the annual salary levels reported in the Summary Compensation Table for the Named Executive Officers were applicable at retirement, the estimated annual benefits payable over a ten-year period for Messrs. Cal Turner, Jr., Bob Carpenter, Mike Ennis, C. Kent Garner and Leigh Stelmach are $474,220, $147,082, $139,379, $166,720, and
$212,832, respectively.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Cal Turner, Chairman Emeritus, is engaged as a consultant to the Company and receives annual compensation of $60,000. This amount is for consulting services unrelated to Mr. Turner's service as a member of the Company's Board of Directors.

     On August 22, 1994, the Company announced the issuance of 1,715,742 shares of a newly authorized series of convertible junior preferred stock, as approved by the Board of Directors. The shares of Series A Convertible Junior Preferred Stock (the "Series A Preferred Stock") were issued in exchange for the 8,578,710 (10,723,387 split adjusted) shares of Dollar General Common Stock, owned by C.T.S., Inc., a personal holding company controlled by members of the Turner family (founders of the Company). The exchange, negotiated and recommended by a special committee of independent directors of the Company's Board of Directors, came in response to a request from C.T.S., Inc. to consider a transaction to meet certain estate planning needs of the Turner family. In connection with the exchange, the Board of Directors obtained an opinion from its financial advisor that the exchange was fair, from a financial point of view, to the stockholders of the Company.

     The Articles of Amendment to the Restated Articles of Incorporation setting forth the terms, rights and conditions of the Series A Preferred Stock were approved by the Board of Directors. The Series A Preferred Stock was designated from the undesignated preferred stock previously authorized by the Company's stockholders. The transaction was effected through an Exchange Agreement dated August 22, 1994 by and among the Company, Dolgencorp, Inc., a wholly-owned subsidiary of the Company, C.T.S., Inc. and the shareholders of C.T.S., Inc. On August 22, 1994, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K detailing this exchange transaction and including copies of the Exchange Agreement, the Articles of Amendment to the Restated Articles of Incorporation and Registration Rights Agreement which contain the terms and conditions of the exchange, the rights and preferences of the Series A Preferred Stock and certain limited registration rights for the underlying Common Stock for the benefit of the beneficiaries of the Turner Children Trust.

     John B. Holland, a director, is President and Chief Operating Officer of Fruit of the Loom, Inc., a manufacturer of underwear and other soft goods. In fiscal 1995, the Company purchased approximately $28,500,000 in goods from Fruit of the Loom, Inc.

     During 1986, the Company moved certain of its executive personnel to Nashville, Tennessee. In connection with such relocation, the Company agreed to make a loan to Cal Turner, Jr. to assist in the purchase of a new home. The loan is in the form of a junior mortgage secured by the real property and home. The mortgage will be fully paid upon a 15-year amortization of the loan. The borrower is liable for the unpaid balance of the mortgage at all times. The Company will forgive a portion of the amortized principal and interest annually, and such amount will be included as income to the borrower. The Company's agreement to periodically forgive mortgage amounts will terminate if the borrower leaves the Company. In the opinion of management, the loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and does not involve more than the normal risk of collectability or present other unfavorable features. The outstanding loan carries an annual interest rate of 9.0% and the amount forgiven by the Company last year was $30,100.50. On January 31, 1995, the current balance of this junior mortgage was $84,933.00. The largest aggregate amount of indebtedness outstanding at any time during fiscal 1995 was $93,933.00.

PROPOSAL NO. 2: APPROVAL OF THE 1995 EMPLOYEE STOCK INCENTIVE PLAN

     The Board believes that a key element of officer and key employee compensation is stock-based incentive compensation. Such compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers and key employees, thereby providing substantial motivation for superior performance. In order to provide the Board with greater flexibility, to adapt to changing economic and competitive conditions, and to implement stock-based compensation strategies which will attract and retain those employees who are important to the long term success of the Company, the Board, at its March, 1995 meeting, adopted, subject to stockholder approval, the 1995 Employee Stock Incentive Plan (the "1995 Employee Plan"). If approved by the stockholders, the 1995 Employee Plan will become effective as of March 27, 1995 and will terminate ten years after that date. The full text of the 1995 Employee Plan is reproduced and attached to this proxy statement as Exhibit A.

     The 1995 Employee Plan authorizes the issuance of up to 2,900,000 shares of the Company's Common Stock, subject to adjustment for events affecting all of the outstanding Common Stock. The 1995 Employee Plan shall be administered by the Company's Corporate Governance and Compensation Committee(the "Committee") and all grants made are at the discretion of the Committee.

     The 1995 Employee Plan is proposed because of the limited number of shares remaining available for grant under the 1989 and 1993 Plans. Assuming full vesting of the maximum number of shares granted under the 1989 and 1993 Plans, essentially all shares authorized under the 1989 and 1993 Plans shall be allocated. The 1995 Employee Plan will allow the Committee the flexibility to continue the Company s stock-based compensation strategy to incent those employees who are important to the long term success of the Company.

     Awards under the 1995 Employee Plan may be made to officers and key employees of the Company, its subsidiaries and affiliates (currently approximately 245 persons), but may not be granted to any director who is a member of the Committee (as defined in the 1995 Employee Plan) or to any other director unless the director is also a regular employee of the Company, it subsidiaries or affiliates. The 1995 Employee Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

     The 1995 Employee Plan does limit the number of shares that may be granted to any one person in a single fiscal year to options for the purchase of 500,000 shares. Under OBRA, compensation expense with respect to stock options, stock appreciation rights and other stock-based awards having an exercise price that is greater than or equal to the fair market value of the underlying stock at the time of grant are exempt from the $1,000,000 limitation on deductibility if, among other things, the options or stock appreciation rights are granted pursuant to a plan approved by stockholders which contains a per person limit on the number of shares underlying stock-based award which may be granted during a specific period to a particular executive. This limitation to the plan is anticipated to make stock-based compensation to Named Executive Officers not subject to the limitations of OBRA.

     The Committee will have the authority to grant the following type of awards under the 1995 Employee Plan: (1) Stock Options; (2) Stock Appreciation Rights; (3) Restricted Stock and (4) Other
Stock-Based Awards.

     1. Stock Options. Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Employee Plan, but subject to the per person limitation on awards.

     A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant, or no more than five years in the case of an ISO awarded to certain 10% shareholders. The option price for any ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Company's Common Stock as of the date of grant and for any non-qualified stock option, will be not less than 50% of the fair market value as of the date of grant. Payment of the option price may be in cash, or, in the case of a non-qualified stock option, as determined by the Committee, in shares of Company Common Stock having a fair market value equal to the option price.

     Upon termination of an optionholder's employment for cause, such employee's stock options will terminate. If an optionholder's employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years and, in the case of an ISO, one year from the date of disability. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years and, in the case of an ISO, three months from the date of retirement. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-

qualified stock option, three years and, in the case of an ISO, three months from the date of retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the Committee, only options which are exercisable on the date of termination, death, disability, or retirement may be subsequently exercised.

     2. Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted alone or in conjunction with all or part of a stock option. Once a SAR has been exercised, the related portion of the stock option, if any, underlying the SAR will terminate. Upon the exercise of an SAR, the Committee will pay to the employee in cash, Company Common Stock or a combination thereof (the method of payment to be at the discretion of the Committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and the SAR exercise price, multiplied by the number of SARs being exercised. An SAR granted in tandem with all or part of a stock option will be exercisable only when the underlying option is exercisable, subject to any conditions specified by the Committee at the time of grant.

     3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1995 Employee Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. Upon the termination of the employee's employment for any reason during the restriction period, all restricted stock either will vest or be subject to forfeiture, in accordance with the terms and conditions of the initial award. During the restriction period, the employee will have the right to vote the restricted stock and to receive any cash dividends. At the time of award, the Committee may require the deferral and reinvestment of any cash dividends in the form of additional shares of restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

     4. Other Stock-Based Awards. The Committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Company's Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs and restricted stock. Such awards will be made upon terms and conditions as the Committee may in its discretion provide.

     Federal Income Tax Aspects of the 1995 Employee Plan. The following is a brief summary of the federal income tax aspects of awards made under the 1995 Employee Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and
(b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (c) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Restricted Stock" for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

     3. Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

     4. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a
Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

     6. Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

     Section 162(m) Provisions. OBRA, passed by Congress in 1993, imposes a limitation, included as Section 162(m) of the Code, on the deductibility of certain compensation paid to the chief executive officer and certain other executive officers of publicly traded companies. Compensation paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies unless such compensation qualifies for an exemption as performance-based compensation under Section 162(m) of the Code. It is anticipated that compensation in respect of stock options and SARs granted under the 1995 Employee Plan will qualify for an exemption as performance-based compensation under Section 162(m) of the Code, if the exercise price per share for such options and SARs is at least equal to the fair market value per share of the Common Stock on the date of grant. Other awards (if any) granted under the 1995 Employee Plan are not expected to qualify for an exemption as performance-based compensation.

     Other Provisions of the 1995 Employee Plan. Options and other rights that may be granted under the 1995 Employee Plan will vest and become immediately exercisable (to the extent not theretofore vested and exercisable and the restrictions and forfeiture provisions applicable to restricted stock and other stock-based awards will lapse) if:

          (a) any person or entity (including a "group" as defined in Section 13 (d) (3) of the Exchange Act), other than the Company or a wholly owned subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 20% or more of the combined voting power of all securities that may be cast in the election of directors of the Company;

          (b) as a result of or in connection with a cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor entity entitled to vote generally in the election of directors or any such successor are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors immediately prior to such transaction;

          (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute the majority thereof, unless the election or nomination for election of such individuals was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

          (d) the Committee determines that a potential change in control has occurred as a result of either (i) shareholder approval of an agreement that would result in one of the events described above or (ii) the acquisition of beneficial ownership by any person, entity or group (other than the Company, any of its subsidiaries or any Company employee benefit plan) of the Company's securities representing 10% or more of the combined voting power of the then outstanding securities.

     Following the occurrence of any event that would result in the acceleration of vesting and exercisability as described above, the holders of stock options and other rights (to the extent that they have been held for at least six months in the case of options and other rights held by executive officers and directors or other persons subject to Section 16 of the Exchange Act) will, unless otherwise determined by the Committee, receive cash equal to the difference between the highest price paid per share of Common Stock in any transaction during the 60 days prior to the change in control or potential change in control event and the exercise price of the option or other right.

     The 1995 Employee Plan may be amended by the Company's Board of Directors; provided, however, that the approval of the Company's shareholders shall be required for any amendment that would (a) increase the total number of shares of Common Stock reserved for the purposes of the 1995 Employee Plan or increase the number of shares that may be issued thereunder to any single participant in any year or over the life of the 1995 Employee Plan (except as a result of a stock split, stock dividend or similar change in the capital structure of the Company affecting the Common Stock); (b) materially increase the benefits accruing to participants under the 1995 Employee Plan or (c) materially modify the requirements as to eligibility for participation in the 1995 Employee Plan.

     In March 1995, the Committee authorized options for the purchase of Common Stock under the 1995 Employee Plan subject to shareholder approval at the 1995 Annual Meeting. These options were granted to employees, none of whom were executive officers. This grant information is presented in the table below.

              1995 Employee Stock Incentive Plan
Name and Position        Dollar Value            Number of Units
Non-Executive Officer
Employee Group           $6,093,937              232,150

     The 1995 Employee Plan will expire on March 27, 2005.

     On April 14, 1995, the last reported sale price of the Company's Common Stock reported on the New York Stock Exchange was $25.375 per share.

     Vote Required: The affirmative vote of the holders of a majority of the Company's Common Stock (including the Series A Preferred Stock voting with the Common Stock) present and entitled to vote at the Annual Meeting is required to approve the 1995 Employee Plan. The Board of Directors recommends a vote FOR ratification and approval of the 1995 Employee Plan.

PROPOSAL NO. 3: THE 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Company believes that a key element to ensuring its continued success and advancing value to its stockholders, is its ability to attract and retain the highest quality of experienced person as directors of the Company. The Company believes that a crucial step to achieving this goal is to provide such directors with the incentive for outstanding performance inherent in stock options and to increase the opportunity for proprietary interest in the Company through stock ownership.

     The Board, at its March 1995 meeting, adopted, subject to stockholder approval, the 1995 Outside Directors Stock Option Plan (The "1995 Outside Directors Plan"). If approved by the stockholders, the 1995 Outside Directors Plan will become effective as of March 27, 1995 and will terminate ten years after that date. The full text of the 1995 Outside Directors Plan is reproduced and attached to this proxy statement as Exhibit B.

     The 1995 Outside Directors Plan authorizes the issuance of up to 450,000 shares of the Company's Common Stock. The 1995 Outside Directors Plan provides for a grant of an option to each non-employee director (currently 7 persons) once each year based upon the following nondiscretionary formula (as set forth in the plan):
Each non-employee director s annual option grant will be equal to the number of shares determined by dividing (i) the annual retainer for such non-employee director payable during the year in which the grant is made by (ii) the fair market value of a share of Common Stock on the date of the option grant, multiplying the result (the quotient) by three (3) in the case of an option grant to a non-employee director other than the Chairman of the Board, or by four in the case of the Chairman of the Board (only in the event the Chairman is not an employee), rounding the resulting number of shares up to the nearest whole share. All options granted under the 1995 Outside Directors Plan will have an exercise price per share equal to the fair market value of the underlying Common Stock of the Company on the dates of grant. No options may be granted under the 1995 Outside Directors Plan after March 26, 2005, and no option will be exercisable more than ten years after it is granted. Additionally, no option will be exercisable prior to the optionee having completed at least one year of continual service as a director after the date such option is granted.

     The number of shares subject to each option and the exercise price will be adjusted upon the occurrence of certain changes in the Company's capital structure as a result of a stock dividend, stock split or similar transaction affecting the Common Stock.
Each option will vest one year following the date of grant and will expire on the tenth year following the date of grant. If the optionholder's service as a director terminates by reason of death or disability, the options will be exercisable for a period of three years following the date of death or one year following the date of disability, but in no event later than the expiration date of the option. If an optionholder's service as a director terminates for cause, the options will immediately terminate. If an optionholder's service as director terminates for any reason other than death, disability or cause, the options will remain exercisable for a period of one year, but in no event later than the expiration date of the option. Options granted under the 1995 Outside Directors Plan will be treated in the same way as non-qualified stock options under the 1995 Employee Plan for federal income tax purposes.

     The Board of Directors may amend the 1995 Outside Directors Plan; provided, however, that (a) no change in any option theretofore granted may be made that would impair the rights of an optionholder without the optionholder's consent; (b) amendments may be made not more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder, and (c) the approval of the shareholders of the Company will be required for any amendment that would materially increase the benefits accruing to participants, increase the number of shares that may be issued under the 1995 Outside Directors Plan (except as a result of a stock dividend, stock split or other change in the capital structure of the Company) or extend the term of the 1995 Outside Directors Plan.

     On April 14, 1995, the last reported sales price of the Company's Common Stock reported on the New York Stock Exchange was $25.375 per share.

     Vote Required: The affirmative vote of the holders of a majority of the Company's Common Stock (including the Series A Preferred Stock voting with the Common Stock) present and entitled to vote at the Annual Meeting is required to approve the 1995 Outside Directors Plan. The Board of Directors recommends a vote FOR ratification and approval of the 1995 Outside Directors Plan.

PROPOSAL NO. 4: RATIFICATION OF COOPERS & LYBRAND L.L.P. AS
                INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Coopers & Lybrand L.L.P. to serve as its independent auditor for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent auditor for more than the past 30 years. The Company has no information that Coopers & Lybrand L.L.P. has any direct or material indirect financial interest in the Company or any of its subsidiaries, in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Vote Required. Under Kentucky law, the affirmative vote of the holders of a majority of the votes cast by the holders of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to adopt Proposal 4.

     The Board of Directors recommends a vote FOR approval of this appointment.

            STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholders' proposals intended for presentation at the 1996 Annual Meeting of Stockholders must be received by Bob Carpenter, Chief Administrative Officer and Corporate Secretary, at 104 Woodmont Boulevard, Suite 500, Nashville, Tennessee 37205 not later than December 29, 1995 for inclusion in the proxy statement and form of proxy relating to that meeting. All such proposals must be in writing and mailed by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
                                1934

     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the Company's executive officers and directors, and any person who owns more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, the applicable market or exchange upon which the Company's shares are listed, and the Company. Based solely on the Company's review of copies of such forms it has received and based on written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1995 with the exception that James L. Clayton did not timely report on Form 4 a sale of 2,000 shares of stock sold by his wife. With respect to the inadvertent omission, the required Form 4 has been filed.

                      METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" are counted as present only for purposes of determining a quorum. Abstentions and "non-votes" will be treated as votes against the proposed 1995 Employee Stock Incentive Plan and the 1995 Outside Directors Stock Option Plan. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election of directors. In addition, the ratification of Coopers & Lybrand L.L.P. is determined by the number of votes cast; therefore, an absention or withholding of authority to vote will have no effect on such outcome. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instruction from the beneficial owner.

                            OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, personally and by mail, telephone or telegraph. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone and mail.

     The Board of Directors is not aware of any matter to be submitted for consideration at the Annual Meeting other than those set forth in the accompanying notice. If any other matter properly comes before the meeting for action, proxies will be voted on such matter in accordance with the best judgment of the persons named as proxies. Any stockholder has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by giving the Secretary of the Company written notice of such revocation.

     The Annual Report of the Company is mailed herewith. A copy of the Company's Annual Report on Form 10-K for the year ended January 31, 1995 (as filed with the Securities and Exchange Commission) is available without charge to any stockholder on request. Requests for the Company's Annual Report on Form 10-K should be directed to Bob Carpenter, Chief Administrative Officer and Corporate Secretary.

     Whether or not you expect to be present at the meeting in person, please sign, date and return the enclosed proxy promptly in the enclosed business reply envelopment. No postage is necessary if the proxy is mailed in the United States.